                                                                    EXHIBIT 4.20


                                SECOND AMENDMENT

         THIS SECOND AMENDMENT (this "Amendment") dated as of July 30, 2001, is to that certain Credit Agreement dated as of August 31, 2000 (as previously amended and modified and as amended, modified, supplemented or restated from time to time, the "Credit Agreement") among PULTE HOMES, INC. f/k/a Pulte Corporation, a Michigan corporation (the "Borrower"), each of the Material Subsidiaries of the Borrower (the "Guarantors"; together with the Borrower, individually a "Credit Party" and collectively the "Credit Parties"), the Lenders from time to time party thereto (the "Lenders"), BANK OF AMERICA, N.A., as Administrative Agent for the Lenders (the "Administrative Agent"), BANK ONE, NA, as Syndication Agent for the Lenders and COMERICA BANK, as Co-Agent for the Lenders. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement.

                               W I T N E S S E T H

         WHEREAS, the Borrower has informed the Lenders that it intends to acquire all of the Capital Stock of Del Webb Corp.;

         WHEREAS, the Borrower and the Lenders have requested certain amendments to the Credit Agreement in connection with such Acquisition;

         WHEREAS, the amendments requested require the consent of the Required Lenders; and

         WHEREAS, the Required Lenders have agreed to the amendments on the terms and conditions set forth herein.

         NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    SECTION 1
                                    AMENDMENT

         The Credit Agreement is hereby amended as follows:

         1.1 Amendments to Section 1.1.

                  (a) The definition of "Co-Agent" is hereby amended and restated in its entirety to read as follows:

                           "Co-Agent" means each of Comerica Bank (or any
                  successor thereto) and SunTrust Bank (or any successor thereto).

                  (b) The definition of "Credit Documents" is hereby amended and restated in its entirety to read as follows:

                           "Credit Documents" means this Credit Agreement, the
                  Notes, any Joinder Agreement, the Intercreditor Agreement and all other related agreements and documents issued or delivered hereunder or thereunder or pursuant hereto or thereto.

                  (c) The definition of "Debt to Capitalization Ratio" is hereby amended and restated in its entirety to read as follows:

                           "Debt to Capitalization Ratio" means, as of any date,
                  the ratio of (a) Funded Debt less (i) Subordinated Debt issued by the Credit Parties which matures on or after the Maturity Date in an aggregate amount not to exceed $100,000,000 and
                  (ii) all cash and Cash Equivalents held by the Credit Parties in excess of $25,000,000 but less than $100,000,000, to (b)
                  Capitalization.

                  (d) The definition of "Del Webb Acquisition" is hereby added to read as follows:

                           "Del Webb Acquisition" means the Acquisition by the
                  Borrower of Del Webb Corp.

                  (e) The definition of "Documentation Agent" is hereby added to read as follows:

                           "Documentation Agent" means Citicorp Real Estate,
                  Inc. (or any successor thereto).

                  (f) The definition of "Funded Debt" is hereby amended and restated in its entirety to read as follows:

                           "Funded Debt" means, without duplication, the sum of
                  all Indebtedness of the Credit Parties for borrowed money other than Indebtedness owed to a REIT, including, without limitation, (a) all purchase money Indebtedness of the Credit Parties, (b) the principal portion of all obligations of the Credit Parties under Capital Leases, (c) all Guaranty Obligations of the Credit Parties with respect to Indebtedness of another Person, (d) all Indebtedness of another entity secured by a Lien on any property of the Credit Parties whether or not such Indebtedness has been assumed by a Credit Party, and (e) all Indebtedness of any partnership or unincorporated joint venture to the extent a Credit Party is legally obligated or has a reasonable expectation of being liable with respect thereto, net of any assets of such partnership or joint venture.

                  (g) The definition of "Intercreditor Agreement" is hereby added to read as follows:

                           "Intercreditor Agreement" means that certain
                  Intercreditor and Subordination Agreement, dated as of the closing date of the Del Webb Acquisition, among the Administrative Agent, on behalf of the Lenders, Citicorp Real Estate, Inc. and Bank One Trust Company, National Association, as secured creditors, Asset Seven Corp., an Arizona corporation, and all other REITs that become a party to the Intercreditor Agreement after the Second Amendment

                  Effective Date, as subordinated creditors, in form and substance satisfactory to the Administrative Agent.

                  (h) The definition of "Permitted Liens" is hereby amended by adding the following clause (m) thereto and making the appropriate grammatical and punctuation changes:

                           (m) mortgage Liens granted to secure Indebtedness
                  permitted by Section 8.1(j) so long as such mortgage Liens are unrecorded and unperfected.

                  (i) The definition of "Second Amendment Effective Date" is hereby added to read as follows:

                           "Second Amendment Effective Date" means July 30,
                  2001.

                  (j) The definition of "REIT" is hereby added to read as follows:

                           "REIT" means a collective reference to Asset Seven
                  Corp., an Arizona corporation, and any other Credit Party (other than the Borrower) that properly elects to be taxed as a real estate investment trust under Section 856(c) of the Code and which becomes a party to the Intercreditor Agreement.

         1.2 Amendment to Section 7.2(b). Section 7.2(b) is hereby amended and restated in its entirety to read as follows:

         7.2 FINANCIAL COVENANTS.

                                  ************

                           (b) Tangible Net Worth. As of the last day of each
                  fiscal quarter of the Borrower (beginning with the fiscal quarter ending September 30, 2000), Tangible Net Worth shall be greater than or equal to (i) prior to the closing of the Del Webb Acquisition, the sum of (A) $800 million, plus (B) 50% of the cumulative Net Income (without deduction for losses) earned for each completed fiscal quarter subsequent to March 31, 2000 to the date of determination and (ii) after the closing of the Del Webb Acquisition, the sum of (A) 85% of Tangible Net Worth as of September 30, 2001, plus (B) 50% of the cumulative Net Income (without deduction for losses) earned for each completed fiscal quarter subsequent to September 30, 2001 to the date of determination.

         1.3 Amendment to Section 8.1. Section 8.1 is hereby amended by adding the following subsection (j) thereto and making the appropriate grammatical and punctuation changes:

                  8.1 INDEBTEDNESS.

                  No Credit Party will contract, create, incur, assume or permit to exist any Indebtedness, except:

                                  ************

                           (j) Indebtedness owing by a Credit Party (other than
                  the Borrower) to a REIT; provided that (i) the Del Webb Acquisition shall have been consummated, (ii) such REIT shall have become a Guarantor pursuant to the terms of Section 7.12,
                  (iii) such REIT shall have entered into the Intercreditor Agreement, (iv) such REIT shall be in compliance with the terms of Section 8.14 and (v) such REIT shall qualify as a real estate investment trust under applicable tax laws.

         1.4 Addition of New Section 8.14. A new Section 8.14 is hereby added to read as follows:

         SECTION 8.14      RESTRICTIONS ON THE REIT.

                  No REIT will engage in any activities or operations whatsoever other than (a) general administrative and other functions permitted by law, (b) possessing any promissory notes that evidence the Indebtedness permitted by Section 8.1(j) and receiving payments of principal and interest on such promissory notes, (c) possessing any other "real estate assets" within the meaning of Section 856(c)(5) of the Code for purposes of satisfying the requirements for a real estate investment trust under applicable tax laws, (d) making or consenting to dividends and distributions to a Credit Party and (e) any other functions or other activities that are now or may become required or permitted of a REIT for purposes of satisfying the requirements for a real estate investment trust under applicable tax laws. Notwithstanding the terms of Sections 7.12, 8.1 and 8.2, (i) each REIT will at all times be a Guarantor and will not be released from its Guaranty Obligations under this Credit Agreement if it shall cease to be a Material Subsidiary,
         (ii) no REIT will incur any Indebtedness other than (A) its Guaranty Obligations under this Credit Agreement and (B) accounts payable incurred for general administrative and other functions of such REIT permitted by law in an amount not to exceed $100,000 at any time outstanding and (iii) no REIT will contract, create, incur, assume or permit to exist any Lien with respect to any of its property or assets of any kind (whether real or personal, tangible or intangible), whether now owned or after acquired, except for Liens in favor of the Administrative Agent and Permitted Liens relating to the possession and operation of its real property and other assets.

         1.5 Addition of New Section 10.10. A new Section 10.10 is hereby added to read as follows:

                  SECTION 10.10 AUTHORIZATION OF INTERCREDITOR AGREEMENT.

                  Each of the Lenders hereby authorizes the Administrative Agent to enter into the Intercreditor Agreement on their behalf and to carry out the responsibilities and exercise the powers afforded the Administrative Agent therein.

         1.6 Addition of Agents. The following agents are hereby added to the cover page and preamble of the Credit Agreement:

                           Citicorp Real Estate, Inc., as Documentation Agent SunTrust Bank, as Co-Agent

         1.7 Amendment to Schedule 1.1(a). Schedule 1.1(a) to the Credit Agreement is hereby updated and replaced with the Schedule 1.1(a) attached hereto.


                                   SECTION 2
                                 MISCELLANEOUS

         2.1 Ratification. The term "Credit Agreement" as used in each of the Credit Documents shall hereafter mean the Credit Agreement as amended by this Amendment. Except as herein specifically agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

         2.2 Representations. Each of the Credit Parties and the Lenders party hereto represents and warrants as follows:

                  (a) It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

                  (b) This Amendment has been duly executed and delivered by such Person and constitutes such Person's legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

                  (c) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or Governmental Authority or third party is required in connection with the execution, delivery or performance by such Person of this Amendment.

         2.3 No Conflicts. Neither the execution and delivery of this Amendment, nor the consummation of the transactions contemplated herein, nor performance of and compliance with the terms and provisions hereof by each Credit Party will
(a) violate, contravene or conflict with any provision of its articles or certificate of incorporation, bylaws or other organizational or governing document, (b) violate, contravene or conflict with any law, rule, regulation, order, writ, judgment, injunction, decree or permit applicable to it, (c) violate, contravene or conflict with contractual provisions of, or cause an event of default under, any material indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which it is a party or by which it may be bound or (d) result in or require the creation of any Lien upon or with respect to its properties.

         2.4 No Default. The Credit Parties represent and warrant to the Lenders that (a) the representations and warranties of the Credit Parties set forth in
Section 6 of the Credit Agreement are true and correct as of the date hereof and
(b) no event has occurred and is continuing which constitutes a Default or an Event of Default.

         2.5 General Release. In consideration of the Required Lenders entering into this Amendment, the Credit Parties hereby release the Administrative Agent, the Lenders and their respective officers, employees, representatives, agents, counsel and directors from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arises from any action or failure to act under any Credit Document on or prior to the date hereof.

         2.6 Credit Document. This Amendment shall constitute a Credit Document under the terms of the Credit Agreement.

         2.7 Condition Precedent. This Amendment shall be effective upon receipt by the Administrative Agent of a counterpart signature (via facsimile or otherwise) to this Amendment from each of the Credit Parties and the Required Lenders.

         2.8 Counterparts; Telecopy. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart by telecopy shall be effective as an original and shall constitute a representation that an original will be delivered.

         2.9 Expenses of Administrative Agent. The Credit Parties agree to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of Moore & Van Allen PLLC, special counsel to the Administrative Agent.

         2.10 GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA.

                  [Remainder of Page Intentionally Left Blank]


         IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date and year first above written.

BORROWER:
                            PULTE HOMES, INC. F/K/A PULTE CORPORATION, a Michigan corporation

                            By:
                               --------------------------------------------

                            Name:
                                 ------------------------------------------

                            Title:
                                  -----------------------------------------

GUARANTORS:

                               ABACOA HOMES, INC.,
                               a Florida corporation

                               DIVOSTA AND COMPANY, INC.,
                               a Florida corporation

                               DIVOSTA BUILDING CORPORATION,
                               a Florida corporation

                               DIVOSTA HOMES, INC.,
                               a Florida corporation

                               FLORIDA BUILDING PRODUCTS, INC.,
                               a Florida corporation

                               FLORIDA CLUB HOMES, INC.,
                               a Florida corporation

                               HAMMOCK RESERVE DEVELOPMENT
                               COMPANY, a Florida corporation

                               HOMESITE SOLUTIONS CORPORATION,
                               a Michigan corporation

                               ISLAND WALK DEVELOPMENT COMPANY,
                               a Florida corporation

                               PB VENTURE L.L.C.,
                               a Michigan limited liability company

                               PN II, INC.,
                               a Nevada corporation

                               PULTE DEVELOPMENT CORPORATION,
                               a Michigan corporation

                               PULTE DIVERSIFIED COMPANIES, INC.,
                               a Michigan corporation

                               PULTE FINANCIAL COMPANIES, INC.,
                               a Michigan corporation

                               PULTE HOME CORPORATION,
                               a Michigan corporation

                               PULTE HOME CORPORATION OF NEW
                               ENGLAND, a Michigan corporation

                               PULTE HOME CORPORATION OF THE
                               DELAWARE VALLEY, a Michigan corporation

                               PULTE HOMES OF GREATER KANSAS
                               CITY, INC., a Michigan corporation

                               PULTE HOMES OF MICHIGAN
                               CORPORATION, a Michigan corporation

                               PULTE HOMES OF MINNESOTA
                               CORPORATION, a Minnesota corporation

                               PULTE HOMES OF OHIO CORPORATION,
                               an Ohio corporation

                               PULTE HOMES OF SOUTH CAROLINA, INC.,
                               a Michigan corporation

                               PULTE HOMES OF TEXAS, L.P.,
                               a Texas limited partnership

                                        By:  PN I, INC., a Nevada corporation,
                                             its general partner

                               PULTE LAND DEVELOPMENT
                               CORPORATION, a Michigan corporation

                               PULTE LIFESTYLE COMMUNITIES, INC.,
                               a Michigan corporation

                               PULTE - IN CORPORATION,
                               a Michigan corporation

                               RADNOR HOMES, INC.,
                               a Michigan corporation

                               RIVERWALK OF THE PALM BEACHES
                               DEVELOPMENT COMPANY, INC.,
                               a Florida corporation

                               RN ACQUISITION 2 CORP.,
                               a Nevada corporation

                               SEAN/CHRISTOPHER HOMES, INC.,
                               a Michigan corporation

                               VILLAGE WALK DEVELOPMENT
                               COMPANY, INC., a Florida corporation

                               WIL CORPORATION,
                               a Michigan corporation


                               By:
                                  ----------------------------------------------
                               Name:
                                    --------------------------------------------
                               Title:
                                     -------------------------------------------

LENDERS:

                           BANK OF AMERICA, N.A.,
                           individually in its capacity as a Lender and in its capacity as the Administrative Agent

                           By:
                              --------------------------------------------------
                           Name:
                                ------------------------------------------------
                           Title:
                                 -----------------------------------------------

                           BANK ONE, NA,
                           individually in its capacity as a Lender and in its capacity as the Syndication Agent

                           By:
                              --------------------------------------------------
                           Name:
                                ------------------------------------------------
                           Title:
                                 -----------------------------------------------

                           COMERICA BANK,
                           individually in its capacity as a Lender and in its capacity as a Co-Agent

                           By:
                              --------------------------------------------------
                           Name:
                                ------------------------------------------------
                           Title:
                                 -----------------------------------------------

                           SUNTRUST BANK


                           By:
                              --------------------------------------------------
                           Name:
                                ------------------------------------------------
                           Title:
                                 -----------------------------------------------

                           MICHIGAN NATIONAL BANK


                           By:
                              --------------------------------------------------
                           Name:
                                ------------------------------------------------
                           Title:
                                 -----------------------------------------------

                           PNC BANK, NATIONAL ASSOCIATION


                           By:
                              --------------------------------------------------
                           Name:
                                ------------------------------------------------
                           Title:
                                 -----------------------------------------------

                           THE FUJI BANK, LIMITED


                           By:
                              --------------------------------------------------
                           Name:
                                ------------------------------------------------
                           Title:
                                 -----------------------------------------------

                           CREDIT LYONNAIS NEW YORK BRANCH


                           By:
                              --------------------------------------------------
                           Name:
                                ------------------------------------------------
                           Title:
                                 -----------------------------------------------

                           THE NORTHERN TRUST COMPANY


                           By:
                              --------------------------------------------------
                           Name:
                                ------------------------------------------------
                           Title:
                                 -----------------------------------------------

                           COMPASS BANK


                           By:
                              --------------------------------------------------
                           Name:
                                ------------------------------------------------
                           Title:
                                 -----------------------------------------------

                           CITICORP REAL ESTATE, INC.


                           By:
                              --------------------------------------------------
                           Name:
                                ------------------------------------------------
                           Title:
                                 -----------------------------------------------

                           CREDIT SUISSE FIRST BOSTON


                           By:
                              --------------------------------------------------
                           Name:
                                ------------------------------------------------
                           Title:
                                 -----------------------------------------------

                                 Schedule 1.1(a)

                      Revolving Loan Commitment Percentages

-------------------------------------------------------------------------------------------------------------------------------
                     LENDER                                  REVOLVING LOAN                         REVOLVING LOAN
                                                               COMMITMENT                       COMMITMENT PERCENTAGE
-------------------------------------------------------------------------------------------------------------------------------
Bank of America, N.A.                                         $100,000,000                           17.857142857%
-------------------------------------------------------------------------------------------------------------------------------
Bank One, NA                                                  $100,000,000                           17.857142857%
-------------------------------------------------------------------------------------------------------------------------------
Citicorp Real Estate, Inc.                                     $85,000,000                           15.178571429%
-------------------------------------------------------------------------------------------------------------------------------
Comerica Bank                                                  $50,000,000                           8.928571429%
-------------------------------------------------------------------------------------------------------------------------------
SunTrust Bank                                                  $50,000,000                           8.928571429%
-------------------------------------------------------------------------------------------------------------------------------
Credit Lyonnais New York Branch                                $40,000,000                           7.142857143%
-------------------------------------------------------------------------------------------------------------------------------
Michigan National Bank                                         $35,000,000                           6.250000000%
-------------------------------------------------------------------------------------------------------------------------------
PNC Bank, National Association                                 $35,000,000                           6.250000000%
-------------------------------------------------------------------------------------------------------------------------------
The Fuji Bank, Limited                                         $20,000,000                           3.571428571%
-------------------------------------------------------------------------------------------------------------------------------
Compass Bank                                                   $20,000,000                           3.571428571%
-------------------------------------------------------------------------------------------------------------------------------
The Northern Trust Company                                     $15,000,000                           2.678571429%
-------------------------------------------------------------------------------------------------------------------------------
Credit Suisse First Boston                                     $10,000,000                           1.785714286%
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                        $560,000,000                               100%
-------------------------------------------------------------------------------------------------------------------------------